MINERAL FINANCING AGREEMENT
Dated for Reference the __________day of October, 2009

BETWEEN:

LAKE VICTORIA COMPANY INC. a corporation existing pursuant to the laws of the state of Nevada, United States of America with a registered address at 1781 Larkspur Drive, Golden, Colorado 80401 U.S.A.

(hereinafter called "Lake Victoria")
(Of the First Part)

And

___________________________of P.O Box _______Dar es Salaam United Republic of Tanzania.

(hereinafter called 'Director with Company")
(Of the Second Party)

WHEREAS

R.1	Director with Company has participated with Kilimanjaro Mining Company, Inc. (“Kilimanjaro”), a Nevada corporation with an address at 711 S. Carson Street, Carson City, Nevada, USA 89701 in the acquisition and financing of mineral interests located in Tanzania.

R.2	Kilimanjaro became a wholly owned subsidiary of Lake Victoria and Lake Victoria acquired the rights and assumed the obligations of Kilimanjaro in the Initial Agreement.

R.3	Director with Company has identified various mineral rights in the form of Primary Mining License(s) (“PML(s)”) owned by PML Owners (the “PML Owners”) and some mineral rights held by Pre-PML owners (the “Pre-PML Owners”), which have not yet been issued in the form of a PML. Director with Company has entered into Agreements with: (i) the PML Owners to acquire the PMLs; and (ii) the Pre-PML Owners to acquire the mineral rights when converted to a PML all of which are described in schedule “A” attached hereto and forming part of this Agreement.

R.4	The parties hereto are continuing to review additional PMLs and mineral rights and properties for acquisition and financing pursuant to the terms of this Agreement.

R.5	Director with Company and Lake Victoria have agreed that the latter has provided and shall continue to provide all the finances required to acquire and develop the PML(s) and any SML(s) acquired upon conversion of PMLs to a SML(s) comprising the Project.

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R.6

Pursuant to this Agreement, Director with Company shall continue to carry out the acquisition of mineral rights and PMLs and their exploration programs with a view to converting selected PMLs to one or more SMLs and Lake Victoria shall continue to finance the acquisition of mineral rights, PMLs and their exploration and conversion to a SML according to this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $45,000 now paid by Lake Victoria to Director with Company, (the receipt and sufficiency of which is hereby acknowledge, the parties agree as follows:

Definitions:

$ means the currency of the United States of America.

"Commissioner' means the Commissioner for Minerals of the Ministry of Energy and Minerals, located in Dar es Salaam, United Republic of Tanzania ("Tanzanian”).

“Formal Registration” means registration of the registered ownership of the Primary Mining Licenses in the name of Director with Company and Special Mining Licenses in the name of the Lake Victoria or its affiliate at the office of the Commissioner”.

"PML” means a Primary Mining License means a primary licence to prospect for minerals granted under division D of Part IV of the Mining Act, 1998 (Tanzania) issued exclusively to Tanzanian citizens covering a period of five years and subject to renewal. The maximum size for a primary mining license for all minerals other than building materials shall be 10 hectares”.

“PML Agreement(s)” means agreements between Director with Company and the Primary Mining License Owners.

"Special Mining License" (SML) means: means a special mining licence granted under Division B of Part IV, Section 40 of the Mining Act 1998 of Tanzania. A Special Mining License shall be granted for a period not exceeding twenty-five years, and is renewable in accordance with Section 42 for a period not exceeding twenty five years. The holder of a Special Mining License in accordance with Section 43 has exclusive right to carry on mining operations in the area covered by the License for the minerals specified in the license.

“SML” means a Special Mining License.

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1.0	Recitals

1.1	The above recitals 1- 6 inclusive are true and correct and form part of this Agreement.

2.0	Director with Company’s Obligations

2.1

Director with Company will continue to: (i) enter into PML Agreements to acquire PMLs; and (ii) enter into Pre-PML Agreements to acquire mineral rights for which a PML has not yet been issued; and (iii) assist Pre-PML Owners in the issue of PMLs; and (iv) acquire the PMLs from Pre PML and PML Owners; (v) amalgamate the said PMLs and apply for and obtain SMLs from the Commissioner for Minerals; and (vi) supervise exploration programs and other obligations of the PML Agreements and the PML(s) as they may be agreed by the parties hereto (all such activities collectively referred to as the “Duties”).

3.0	Consideration

3.1

In consideration of Director with Company carrying out the Duties, Director with Company shall be paid the sum of $45,000 for his services to date upon execution of this Agreement and shall continue to be paid for his services in future at a remuneration to be agreed to from time to time.

4.0	Financing

4.1	Director with Company acknowledges that Lake Victoria has provided all financing required to carry out the Duties to date (the “Financing”).

4.2	Lake Victoria hereby agrees to continue providing all of the Financing.

4.3

In consideration of the Financing by Lake Victoria, Lake Victoria has and shall have a 100% interest in the PML(s) or SML(s) which are the subject of this Agreement, in order to provide security to Lake Victoria for its Financing, and without limiting the generality of the foregoing, Lake Victoria has the right to unilaterally transfer any PML(s) and SML(s) registered to Director with Company to a third party determined by Lake Victoria.

5.0	Acquisition of SML(s)

5.1

In consideration of Lake Victoria having financed and agreeing to continue to finance the Duties and the payment of remuneration to Director with Company, Director with Company agrees to register SML(s) encompassing the PMLs acquired by and registered to Director with Company pursuant to this Agreement. The registered owner of the SMLs shall be Director with Company or as directed by Lake Victoria and the assignment of any issued SMLs shall be to parties designated by Lake Victoria.

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6.0	Director with Company Alternate

6.1

In the event of the death, incapacity or unwillingness of Director with Company to carry out his Duties, Lake Victoria has the right to name a replacement for Director with Company to carry out Director with Company’s Duties and to transfer to any PML(s) and SML(s) from Director with Company to a party as directed by Lake Victoria, and at the sole option of Lake Victoria, to register this Agreement with a Tanzanian Court to obtain a Court Order directing the transfer of an SML to any alternate party, to be determined and named solely by Lake Victoria.

7.0	Agreement Registration

7.1	This Agreement may be registered on the title of the lands encompassed by any PML or SML registered in the name of Director with Company.

8.0	Term

8.1

The term of this Renewal Agreement shall be for a period expiring the earlier of ten years from the date of this Renewal Agreement and the cessation of all business activities (for any reason at all) by Lake Victoria in Tanzania. The Determination of cessation of business shall be determined solely by Lake Victoria.

8.2 Lake Victoria can, in its sole discretion terminate this Agreement at any time without notice to Director with Company. In that event Lake Victoria will only be responsible for paying Director with Company the sum of $1,000 and any unpaid expenses and disbursements to the date of termination.

9.0 Notices

Each notice, demand or other communication required or permitted to be given under the Agreement shall be in writing and shall be addressed or Faxed to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by facsimile shall be deemed conclusively to be the next business day. Either party may at any time or from time to time notify the other in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

If to Lake Victoria Mining Company, lnc.
Tel: 303-526-5100 Fax: 303-526-5889
Email: info@lvcamining.com
Mail: 1781 Larkspur Drive, Golden Colorado 80401 U.S.A.
Attention: Roger Newell

If to Director with Company

Tel: 255 _____________Fax:_______________
Email: Director with Company@_________.com
Mail: P.0. Box _________, Dar es Salaam, Tanzania
Attention: Director with Company

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10.0 General

10.1 This Agreement shall supersede and replace any other Agreement or arrangement, whether oral or written, heretofore existing between the parties and/ or affiliates in respect of the subject matter of this Agreement.

10.2 No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default;

10.3 The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instrument of further assurance and do such further and other acts which-may be necessary reasonable or advisable to carry out fully the intent of this Agreement;

10.4 This Agreement shall enure to the benefit of and be binding upon the Parties and their respective executors, administrators, successors and assigns;

10.5 This Agreement shall be governed by and construed in accordance with the laws of United Republic of Tanzania;

10.6 Time shall be of the essence in this Agreement;

10.7 Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and Feminine, as the case may be;

10.8 This Agreement may be executed in two or more counterparts, each of which will be deemed to be and all of which will constitute one Agreement effective as of the reference date given above.

(Balance of page intentionally left blank)

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as at the day and year first –above written.

NOW PARTIES in this Agreement set their hands in the following manner:-

I, _____________________Advocate have gone through this agreement in the presence of Director with Company. In this agreement and I have read the contents of the agreement to him of whom he has understood and he now set his hand to acknowledge and accept the terms and conditions of the agreement.

SIGNED and DELIVERED at the city	)
of Dar es Salaam, Tanzania by	)
DIRECTOR WITH COMPANY who	)
is known to me personally and identified by me	)
this ______day of October, 2009)
	)	DIRECTOR WITH COMPANY
)
COMMISSIONER FOR OATHS FOR TANZANIA	)

SIGNED and DELIVERED at the city of	)
________________, Colorado,	)
By Roger Newell for and on Behalf of	)
LAKE VICTORIA MINING COMPANY, INC	)
Who is known to me personally and identified by	)
me this ______day of October, 2009)
	)	ROGER NEWELL
BEFORE ME	)

)
COMMISSIONER FOR OATHS FOR COLORADO.

Schedule “A”